EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX  77060-3500  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release                                                                                                                                                                   10-004

                                  Contact:      Tony Tripodo (EVP & CFO)
Date:              March 8, 2010                                                                                                 Cameron Wallace (Investor Relations)

Helix Updates Strategic Direction for Oil & Gas Business
And Announces Departure of Robert Murphy

Helix Energy Solutions (NYSE: HLX) announces today that it is engaging financial advisors to assist the Company in evaluating the strategic alternatives available for a complete divestment of its oil and gas business.

In December of 2008, the Company announced that it intends to divest an array of non-core assets, including all or part of its oil and gas assets. Since that announcement, the Company has divested nearly all of its interest in Cal Dive International and 100% of its reservoir consulting business, Helix RDS, and has sought to divest portions of its Gulf of Mexico shelf oil and gas assets. The Company believes the business environment has become more favorable for a transaction and will now look at the alternatives available to divest its entire oil and gas business.

The Company is unable to be specific with respect to a timetable for a divestment of its oil and gas business and there are many factors that will affect its ability to execute on a divestment, but it intends to aggressively focus on the monetization of its oil and gas business in order to complete its transformation to becoming a contracting services company focused on its core competencies in deepwater well intervention and subsea construction.

In connection with the underlying strategy and objectives concerning its oil and gas business, the Company announced that Robert P. Murphy, Executive Vice President-Oil and Gas, is leaving the Company. Johnny Edwards, the former head of Helix’s oil and gas business and currently the president of the Company’s oil and gas subsidiary, will return to his role to lead the Company’s oil and gas division.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “Robert Murphy has played a major role in the success of Helix in the development of our deepwater oil and gas business. Since Robert initially joined the Company, we have embarked on a different strategic direction for our oil and gas business.  We appreciate all that Robert has done for Helix during his three and a half year tenure with the Company, and we wish him the best of success.  I am pleased to have Johnny Edwards step back in to head our oil and gas operations and to assist us with evaluating our strategic options for that business. Johnny Edwards has served Helix for 16 years and is extremely familiar with the Company and its oil and gas business.”

Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.  That business unit is a prospect generation, exploration, development and production company.  Employing our own key services and methodologies, we seek to lower finding and development costs, relative to industry norms.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments; geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the company's Annual Report on Form 10-K for the year ending December 31, 2009.  We assume no obligation and do not intend to update these forward-looking statements.